EXHIBIT 5.1
[Letterhead of Locke Lord Bissell & Liddell LLP]
October 12, 2007
Methode Electronics, Inc.
7401 West Wilson Avenue
Chicago, Illinois 60706
Re: Methode Electronics, Inc. 2007 Stock Plan
Ladies and Gentlemen:
We have examined the Registration Statement on Form S-8 (the “Registration Statement”) of Methode Electronics, Inc. (the “Company”) being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”) on or about the date of this letter to register 1,226,000 shares of the Company’s common stock, par value $0.50 per share (the “Stock”), which may from time to time be offered and sold by the Company in connection with the Methode Electronics, Inc. 2007 Stock Plan (the “Plan”) and to register 24,000 shares of Stock, which have been issued in connection with the Plan (the “Issued Stock”).
In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the corporate records of the Company, including its Restated Certificate of Incorporation and By-Laws, and amendments thereto, and such other documents (including the Plan and the Registration Statement) which we have deemed relevant or necessary as the basis for the opinion as hereinafter set forth. We have also reviewed originals or copies, certified or otherwise identified to our satisfaction, of such corporate and other records, documents, certificates and other papers, including certificates of public officials, as we have deemed necessary to render this opinion.
Based upon and subject to the foregoing, it is our opinion that the Stock, to the extent such Stock represents original issuances by the Company, when issued and sold in the manner referred to in the Plan after the Registration Statement has become effective under the Act, will be legally issued, fully paid and non-assessable, and the Issued Stock, when issued, was legally issued, fully paid and non-assessable.
We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement.
Very truly yours,
/s/ Locke Lord Bissell & Liddell LLP